                                                                Exhibit 99-11(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
  Russell Insurance Funds:

    We consent to the incorporation by reference in Post-Effective Amendment
No. 5 to the Registration Statement of Russell Insurance Funds on Form N-1A of our report dated February 17, 1998, on our audit of the Financial Statements and Financial Highlights of the Fund (comprised of Multi-Style Equity Fund, Aggressive Equity Fund, Non-U.S. Fund and Core Bond Fund) which report is included in the Annual Report to the shareholders for the periods from January 2, 1997 (Commencement of Operations) to December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus, and "Independent Accountants" in the Statement of Additional Information.


Boston, Massachusetts                              /s/ COOPERS & LYBRAND L.L.P.
April 24, 1998                                         Coopers & Lybrand L.L.P.